                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 March 20, 1996

                                 Innotech, Inc.
             (exact name of registrant as specified in its charter)

        Delaware                    0-27746                 54-1560349
     (State or other         (Commission File No.)        (IRS Employee
     jurisdiction of                                   Identification No.)
     incorporation)


  5568 Airport Road, Roanoke, Virginia                   24012
    (Address of principal executive                    (Zip code)
                offices)

        Registrant's telephone no., including area code: (540) 362-2020

                           TOTAL NUMBER OF PAGES: 26

ITEM 5. OTHER EVENTS.

  Following the consummation of the public offering of 3,000,000 shares of Common Stock of Innotech, Inc. (the "Company") on March 20, 1996, the Company's independent auditors updated their February 9, 1996 independent auditors' report to February 9, 1996, except as to Note 14, which is as of March 20, 1996, on the Company's balance sheets as of December 31, 1994 and 1995, and the related statements of loss, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995, which appeared in the Prospectus of the Company, dated March 14, 1996 (the "Prospectus"). The Prospectus was filed with the Securities and Exchange Commission on March 15, 1996, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended. The updated independent auditors' report removes an explanatory paragraph relating to the Company's ability to continue as a going concern. In addition, Note 14 to the Company's financial statements included in the Prospectus has been revised to remove the discussion of management's plans regarding the Company's ability to continue as a going concern. Note 14 now reflects that the Company consummated a public offering of 3,000,000 shares of its Common Stock on March 20, 1996. Other than the change discussed above, there were no other substantive changes to the financial statements or notes to the Company's financial statements included in the Prospectus.

  The independent auditors' report, as updated, and the financial statements, as revised, are set forth below:

                                 INNOTECH, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Independent Auditors' Report..............................................   4
Financial Statements:
  Balance Sheets as of December 31, 1994 and 1995.........................   5
  Statements of Loss for the years ended December 31, 1993, 1994 and
   1995...................................................................   7
  Statements of Stockholders' Equity (Deficit) for the years ended
   December 31, 1993, 1994 and 1995.......................................   8
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and
   1995...................................................................  10
  Notes to Financial Statements...........................................  12

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Innotech, Inc.:

  We have audited the accompanying balance sheets of Innotech, Inc., a development stage company through June 30, 1993, as of December 31, 1994 and 1995, and the related statements of loss, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innotech, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Roanoke, Virginia
February 9, 1996, except as
 to note 14, which is as
 of March 20, 1996

                                 INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995

                                                 DECEMBER 31,        PRO FORMA
                                            ---------------------- DECEMBER 31,
                                               1994       1995     1995 (NOTE 1)
                                            ---------- ----------- -------------
                                                                    (UNAUDITED)
                  ASSETS
Current assets:
  Cash and cash equivalents (note 13).....  $  119,468 $ 4,921,700  $ 4,921,700
  Accounts receivable, net (notes 2, 5 and
   11):
   Trade, net of allowance for doubtful
    accounts of $16,000 and $92,367
    at December 31, 1994 and 1995, respec-
    tively................................     914,271   2,135,568    2,135,568
   Other..................................      15,115      28,709       28,709
                                            ---------- -----------  -----------
     Total accounts receivable, net.......     929,386   2,164,277    2,164,277
                                            ---------- -----------  -----------
  Inventories (note 5):
   Raw materials..........................      80,227     891,306      891,306
   Work-in-process........................      11,634     274,794      274,794
   Finished goods.........................   1,696,918   1,454,667    1,454,667
                                            ---------- -----------  -----------
     Total inventories....................   1,788,779   2,620,767    2,620,767
                                            ---------- -----------  -----------
  Prepaid expenses and other current
  assets..................................     176,553     241,950      241,950
                                            ---------- -----------  -----------
     Total current assets.................   3,014,186   9,948,694    9,948,694
                                            ---------- -----------  -----------
Property and equipment, net (notes 4, 5
 and 6)...................................   1,504,833   1,790,075    1,790,075
Deferred public offering charges (note
 14)......................................         --      333,430      333,430
Other assets, net of accumulated amortiza-
 tion (note 5):
 Organization costs.......................      26,974      18,882       18,882
 Patents and technology rights............   1,209,320   1,337,387    1,337,387
 Debt issuance costs......................     167,085      72,677       72,677
 Deferred loss on sale/leaseback (note
  6)......................................         --       25,958       25,958
                                            ---------- -----------  -----------
     Total other assets...................   1,403,379   1,454,904    1,454,904



                                              ---------- ----------- -----------
     Total assets............................ $5,922,398 $13,527,103 $13,527,103
                                              ========== =========== ===========

                                                                     (Continued)

                                 INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                          BALANCE SHEETS--(CONTINUED)

                                                                     PRO FORMA
                                              DECEMBER 31,          DECEMBER 31,
                                        --------------------------   1995 (NOTE
                                            1994          1995           1)
                                        ------------  ------------  ------------
                                                                    (UNAUDITED)
 LIABILITIES AND STOCKHOLDERS' EQUITY
               (DEFICIT)
 Current liabilities:
  Borrowings under line of credit, net
   of unamortized discount of $140,781
   at December 31, 1994 (note 5)......  $    434,219  $        --   $        --
  Current installments of long-term
   debt (notes 5 and 13)..............           --         63,332        63,332
  Current installments of obligations
   under capital leases
   (note 6)...........................        24,472       182,804       182,804
  Accounts payable....................     2,337,269     2,034,560     2,034,560
  Accrued expenses and other current
   liabilities (note 12)..............     1,093,087       772,510       772,510
  Customer deposits (note 10).........       322,787       149,439       149,439
  Liability to financing companies
   (note 12)..........................       340,780        61,076        61,076
  Option payment (note 12)............           --      1,500,000           --
                                        ------------  ------------  ------------
     Total current liabilities........     4,552,614     4,763,721     3,263,721
 Long-term debt, net of unamortized
  discount of $1,090,890 at
  December 31, 1994 and $300,341 at
  December 31, 1995, excluding current
  installments (notes 5 and 13).......     3,964,842     2,416,327     2,416,327
 Obligations under capital leases,
  excluding current installments
  (note 6)............................        69,807       364,903       364,903
                                        ------------  ------------  ------------
     Total liabilities................     8,587,263     7,544,951     6,044,951
                                        ------------  ------------  ------------
 Stockholders' equity (deficit) (notes
  5, 7, 8, 10, 11, 12 and 14):
  Series A convertible, redeemable
   preferred stock, $.001 par value.
   Authorized 850,000 shares; issued
   and outstanding 700,000 shares at
   December 31, 1994 and 1995 and none
   at pro forma December 31, 1995
   (liquidation value $10 per share
   plus accrued dividends)............     7,351,919     8,080,207           --
  Series B convertible, redeemable
   preferred stock, $.001 par value.
   Authorized 152,500 shares; issued
   and outstanding 152,500 shares at
   December 31, 1994 and 1995 and none
   at pro forma December 31, 1995
   (liquidation value $10 per share
   plus accrued dividends)............     1,367,193     1,510,260           --
  Series D convertible, redeemable
   preferred stock, $.001 par value.
   Authorized 2,150,000 shares; issued
   and outstanding 1,999,999 shares at
   December 31, 1995 and none at pro
   forma December 31, 1995
   (liquidation value $10 per share
   plus accrued dividends)............           --     13,011,157           --
  Common stock, $.001 par value.
   Authorized 20,000,000 shares at
   December 31, 1994 and 70,000,000
   shares at December 31, 1995; issued
   and outstanding 704,285, 772,991
   and 4,795,867 shares at December
   31, 1994 and 1995 and pro forma
   December 31, 1995, respectively....           704           773         4,796
  Preferred stock warrants, 38,462
   issued and outstanding at December
   31, 1994 and 1995 and 23,415 common
   stock warrants (following
   conversion) issued and outstanding
   at pro forma December 31, 1995.....           --            --            --
  Common stock warrants, 286,624
   issued and outstanding at December
   31, 1994 and 1,207,052 issued and
   outstanding at December 31, 1995
   and pro forma December 31, 1995....     1,372,690     7,878,377     7,878,377
  Additional paid-in capital..........     2,719,587     5,844,007    29,941,608
  Deferred compensation (note 8)......      (107,140)   (1,937,453)   (1,937,453)
  Accumulated deficit.................   (15,369,818)  (28,405,176)  (28,405,176)
                                        ------------  ------------  ------------
     Total stockholders' equity
      (deficit).......................    (2,664,865)    5,982,152     7,482,152
 Commitments and contingencies (notes
  5, 6, 7, 8, 10, 12 and 14)
                                        ------------  ------------  ------------
     Total liabilities and
      stockholders' equity (deficit)..  $  5,922,398  $ 13,527,103  $ 13,527,103
                                        ============  ============  ============

                See accompanying notes to financial statements.

                                 INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                               STATEMENTS OF LOSS

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                              YEARS ENDED DECEMBER 31,
                                        --------------------------------------
                                           1993         1994          1995
                                        -----------  -----------  ------------
Net sales (note 11).................... $ 4,019,428  $ 4,104,571  $  6,438,202
Cost of sales..........................   3,357,268    3,963,276     5,368,238
                                        -----------  -----------  ------------
    Gross profit.......................     662,160      141,295     1,069,964
Selling, general and administrative
 expenses (note 12)....................   4,040,547    6,327,822     8,129,907
Research and development costs, net of
 revenues of $160,000 earned on
 development agreements for the year
 ended December 31, 1995 (note 10).....   1,150,264    1,732,118     1,830,079
                                        -----------  -----------  ------------
    Operating loss.....................  (4,528,651)  (7,918,645)   (8,890,022)
Other income (deductions):
  Interest expense.....................     (97,025)    (624,255)   (1,192,596)
  Interest income......................      34,742       25,893       112,766
  Other, net (note 10).................      52,619      349,274       (10,382)
                                        -----------  -----------  ------------
    Other income (deductions), net.....      (9,664)    (249,088)   (1,090,212)
                                        -----------  -----------  ------------
    Loss before extraordinary item.....  (4,538,315)  (8,167,733)   (9,980,234)
Extraordinary item--loss on
 extinguishment of debt (note 5).......         --           --       (612,538)
                                        -----------  -----------  ------------
    Net loss........................... $(4,538,315) $(8,167,733) $(10,592,772)
                                        ===========  ===========  ============
Pro forma net loss per common share
 (note 1(m)) (unaudited)...............                           $      (1.70)
                                                                  ============
Pro forma weighted average number of
 common shares outstanding (note 1(m))
 (unaudited)...........................                              6,223,932
                                                                  ============


                See accompanying notes to financial statements.

                                 INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                               SERIES A           SERIES B           SERIES C
                             CONVERTIBLE,       CONVERTIBLE,       CONVERTIBLE,
                              REDEEMABLE         REDEEMABLE         REDEEMABLE
                           PREFERRED STOCK    PREFERRED STOCK     PREFERRED STOCK
                          ------------------ ------------------ --------------------

                          SHARES    AMOUNT   SHARES    AMOUNT    SHARES     AMOUNT
                          ------- ---------- ------- ---------- --------  ----------
Balance, December 31,
 1992...................      --  $      --      --  $      --       --   $      --
Issuance of preferred
 stock for cash ($10 per
 share, less issuance
 costs of $679,821)
 (note 7)...............  700,000  6,320,179     --         --       --          --
Issuance of common stock
 warrants (note 8)......      --         --      --         --       --          --
Accretion on
 convertible, redeemable
 preferred stock (note
 7).....................      --      40,953     --         --       --          --
Undeclared dividends on
 convertible, redeemable
 preferred stock (note
 7).....................      --     262,500     --         --       --          --
Deferred compensation
 related to stock
 options (note 8).......      --         --      --         --       --          --
Amortization of deferred
 compensation (note 8)..      --         --      --         --       --          --
Net loss................      --         --      --         --       --          --
                          ------- ---------- ------- ---------- --------  ----------
Balance, December 31,
 1993...................  700,000  6,623,632     --         --       --          --
Issuance of common stock
 for cash ($23.04 per
 share).................      --         --      --         --       --          --
Issuance of preferred
 stock for cash ($10 per
 share, less issuance
 costs of $179,326)
 (note 7)...............      --         --  108,500    905,674      --          --
Exchange of common stock
 for Series B
 Convertible, Redeemable
 Preferred Stock
 (exchange rate of
 .4341).................      --         --   44,000    440,000      --          --
Issuance of common stock
 warrants (notes 5 and
 8).....................      --         --      --         --       --          --
Exercise of common stock
 options ($15.97 per
 share) (note 8)........      --         --      --         --       --          --
Accretion on
 convertible, redeemable
 preferred stock (note
 7).....................      --      98,287     --      21,519      --          --
Undeclared dividends on
 convertible, redeemable
 preferred stock (note
 7).....................      --     630,000     --         --       --          --
Amortization of deferred
 compensation (note 8)..      --         --      --         --       --          --
Net loss................      --         --      --         --       --          --
                          ------- ---------- ------- ---------- --------  ----------
Balance, December 31,
 1994...................  700,000  7,351,919 152,500  1,367,193      --          --
Issuance of common stock
 pursuant to litigation
 settlement
 (note 12)..............      --         --      --         --       --          --
Issuance of preferred
 stock for cash ($10 per
 share, less issuance
 costs of $387,019 and
 allocation to common
 stock warrants of
 $2,202,412) (notes 7
 and 8).................      --         --      --         --   357,955     990,122
Conversion of
 outstanding long-term
 debt to convertible,
 redeemable preferred
 stock ($10 per share,
 less allocation to
 common stock warrants
 of $823,721) (notes 5,
 7 and 8)...............      --         --      --         --    40,000     153,890
Exchange of Series C
 Convertible, Redeemable
 Preferred Stock for
 Series D Convertible,
 Redeemable Preferred
 Stock..................      --         --      --         --  (397,955) (1,574,749)
Issuance of preferred
 stock for cash ($10 per
 share, less issuance
 costs of $1,365,395 and
 allocation to common
 stock warrants of
 $3,575,819) (notes 7
 and 8).................      --         --      --         --       --          --
Issuance of preferred
 stock in exchange for
 professional services
 ($10 per share) (note
 7).....................      --         --      --         --       --          --
Exercise of common stock
 options (4 shares at
 $15.97 per share and
 249 shares at $6.56 per
 share) (note 8)........      --         --      --         --       --          --
Issuance of common stock
 warrants (note 8)......      --         --      --         --       --          --
Exercise of common stock
 warrants (8,362 shares
 at $.0079 per share and
 4,366 shares at $.079
 per share) (note 8)....      --         --      --         --       --          --
Expiration and
 cancellation of common
 stock warrants (note
 8).....................      --         --      --         --       --          --
Accretion on
 convertible, redeemable
 preferred stock (note
 7).....................      --      98,288     --      28,692      --      225,043
Undeclared dividends on
 convertible, redeemable
 preferred stock (note
 7).....................      --     630,000     --     114,375      --      205,694
Deferred compensation
 related to stock
 options (note 8).......      --         --      --         --       --          --
Amortization of deferred
 compensation (note 8)..      --         --      --         --       --          --
Net loss................      --         --      --         --       --          --
                          ------- ---------- ------- ---------- --------  ----------
Balance, December 31,
 1995...................  700,000 $8,080,207 152,500 $1,510,260      --   $      --
                          ======= ========== ======= ========== ========  ==========

                                                                     (Continued)

                                 INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

           STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)


      SERIES D
    CONVERTIBLE,                               COMMON
     REDEEMABLE            COMMON               STOCK
   PREFERRED STOCK         STOCK              WARRANTS                                                      TOTAL
---------------------- ---------------  ----------------------  ADDITIONAL                              STOCKHOLDERS'
                                        EQUIVALENT               PAID-IN      DEFERRED    ACCUMULATED      EQUITY
 SHARES      AMOUNT    SHARES   AMOUNT    SHARES      AMOUNT     CAPITAL    COMPENSATION    DEFICIT       (DEFICIT)
---------  ----------- -------  ------  ----------  ----------  ----------  ------------  ------------  -------------
      --   $       --  704,281  $  704        --    $      --   $2,420,044  $  (339,761)  $ (1,610,511) $    470,476
      --           --      --      --         --           --          --           --             --      6,320,179
      --           --      --      --      43,720          --          --           --             --            --
      --           --      --      --         --           --          --           --         (40,953)          --
      --           --      --      --         --           --          --           --        (262,500)          --
      --           --      --      --         --           --      299,475     (299,475)           --            --
      --           --      --      --         --           --          --       483,560            --        483,560
      --           --      --      --         --           --          --           --      (4,538,315)   (4,538,315)
---------  ----------- -------  ------  ---------   ----------  ----------  -----------   ------------  ------------
      --           --  704,281     704     43,720          --    2,719,519     (155,676)    (6,452,279)    2,735,900
      --           --   19,099      19        --           --      439,981          --             --        440,000
      --           --      --      --         --           --          --           --             --        905,674
      --           --  (19,099)    (19)       --           --     (439,981)         --             --            --
      --           --      --      --     242,904    1,372,690         --           --             --      1,372,690
      --           --        4     --         --           --           68          --             --             68
      --           --      --      --         --           --          --           --        (119,806)          --
      --           --      --      --         --           --          --           --        (630,000)          --
      --           --      --      --         --           --          --        48,536            --         48,536
      --           --      --      --         --           --          --           --      (8,167,733)   (8,167,733)
---------  ----------- -------  ------  ---------   ----------  ----------  -----------   ------------  ------------
      --           --  704,285     704    286,624    1,372,690   2,719,587     (107,140)   (15,369,818)   (2,664,865)
      --           --   55,725      56        --           --      511,836          --             --        511,892
      --           --      --      --     336,382    2,202,412         --           --             --      3,192,534
  215,327    1,575,657     --      --     125,810      823,721         --           --             --      2,553,268
  418,525    1,574,749     --      --         --           --          --           --             --            --
1,333,025    8,389,044     --      --     546,147    3,575,819         --           --             --     11,964,863
   33,122      331,213     --      --         --           --          --           --             --        331,213
      --           --      253     --         --           --        1,699          --             --          1,699
      --           --      --      --       4,220          --          --           --             --            --
      --           --   12,728      13    (12,728)     (96,265)     96,663          --             --            411
      --           --      --      --     (79,403)         --          --           --             --            --
      --       554,919     --      --         --           --          --           --        (906,942)          --
      --       585,575     --      --         --           --          --           --      (1,535,644)          --
      --           --      --      --         --           --    2,514,222   (2,514,222)           --            --
      --           --      --      --         --           --          --       683,909            --        683,909
      --           --      --      --         --           --          --           --     (10,592,772)  (10,592,772)
---------  ----------- -------  ------  ---------   ----------  ----------  -----------   ------------  ------------
1,999,999  $13,011,157 772,991  $  773  1,207,052   $7,878,377  $5,844,007  $(1,937,453)  $(28,405,176) $  5,982,152
=========  =========== =======  ======  =========   ==========  ==========  ===========   ============  ============

                See accompanying notes to financial statements.

                                 INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                              YEARS ENDED DECEMBER 31,
                                        --------------------------------------
                                           1993         1994          1995
                                        -----------  -----------  ------------
Cash flows from operating activities:
 Net loss.............................. $(4,538,315) $(8,167,733) $(10,592,772)
 Adjustments to reconcile net loss to
  net cash used in
  operating activities:
   Extraordinary item--loss on extin-
    guishment of debt..................         --           --        612,538
   Depreciation and amortization of
    property and equipment.............      91,722      311,269       320,706
   Amortization of other assets........      21,926      161,999       177,296
   Amortization of discounts on
    borrowings under line of credit and
    long-term debt.....................         --       141,019       328,064
   Amortization of deferred
    compensation (note 8)..............     483,560       48,536       683,909
   Loss (gain) on sale of equipment....      (1,897)         --         10,382
   Loss on litigation settlement (note
    12)................................         --       650,000       111,892
   Professional services received in
    exchange for common stock..........         --           --        331,213
   Provision for doubtful accounts.....      16,000      100,398        75,000
   Net (increase) decrease in:
    Temporary investments..............    (401,488)     401,488           --
    Accounts receivable, net...........  (1,199,427)     158,643    (1,309,891)
    Note receivable from officer (note
     3)................................      46,186       11,964           --
    Inventories........................  (1,369,903)    (418,876)     (831,988)
    Prepaid expenses and other current
     assets............................     (74,815)     (76,757)      (65,397)
   Net increase (decrease) in:
    Accounts payable...................   1,587,628      368,096      (302,709)
    Accrued expenses and other current
     liabilities.......................     181,150      227,464       350,959
    Customer deposits..................     491,587     (501,020)     (173,348)
    Liability to financing companies...         --       340,780      (279,704)
                                        -----------  -----------  ------------
      Net cash used in operating activ-
       ities...........................  (4,666,086)  (6,242,730)  (10,553,850)
                                        -----------  -----------  ------------
Cash flows from investing activities:
 Purchases of property and equipment...  (1,235,702)    (531,067)     (533,712)
 Proceeds from sale of equipment.......       5,800          --        500,000
 Additions to other assets.............    (130,157)    (467,346)     (212,135)
                                        -----------  -----------  ------------
      Net cash used in investing activ-
       ities...........................  (1,360,059)    (998,413)     (245,847)
                                        -----------  -----------  ------------

                                                                     (Continued)

                                 INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                     STATEMENTS OF CASH FLOWS--(CONTINUED)

                                               YEARS ENDED DECEMBER 31,
                                           -----------------------------------
                                              1993        1994        1995
                                           ----------  ----------  -----------
Cash flows from financing activities:
  Net increase (decrease) in borrowings
   under line of credit................... $      --   $  575,000  $  (575,000)
  Proceeds from issuance of long-term
   debt...................................        --    5,055,732      900,000
  Payments on long-term debt and capital
   leases.................................   (158,120)    (10,724)  (1,049,148)
  Proceeds from issuance of common stock..        --      440,068        2,110
  Proceeds from issuance of preferred
   stock and common stock warrants, net of
   issuance costs.........................  6,320,179     905,674   15,157,397
  Proceeds from option payment (note 12)..        --          --     1,500,000
  Deferred public offering charges (note
   14)....................................        --          --      (333,430)
                                           ----------  ----------  -----------
      Net cash provided by financing
       activities.........................  6,162,059   6,965,750   15,601,929
                                           ----------  ----------  -----------
Net increase (decrease) in cash and cash
 equivalents..............................    135,914    (275,393)   4,802,232
Cash and cash equivalents, beginning of
 year.....................................    258,947     394,861      119,468
                                           ----------  ----------  -----------
Cash and cash equivalents, end of year.... $  394,861  $  119,468  $ 4,921,700
                                           ==========  ==========  ===========
Supplemental disclosures of cash flows
 information:
  Cash paid for interest.................. $  104,088  $  474,413  $ 1,193,251
                                           ==========  ==========  ===========

  Noncash transactions:
   Capital lease obligations of $105,003 and $608,576 were incurred in 1994 and 1995 when the Company entered into several leases for equipment.

   Discounts on borrowings under line of credit and long-term debt of $175,977 and $1,196,713, respectively, were recorded in 1994 in connection with the issuance of common stock warrants.

   19,099 shares of common stock were exchanged for 44,000 shares of Series B Convertible, Redeemable Preferred Stock, with a value of $440,000, in 1994.

   55,725 shares of common stock and a note payable for $240,000 were issued in 1995 to satisfy accrued litigation costs (note
    12).

   397,955 shares of Series C Convertible, Redeemable Preferred
    Stock, with accrued dividends thereon of $205,694, were exchanged for 418,525 shares of Series D Convertible, Redeemable Preferred Stock in 1995.

   Long-term debt of $2,521,732, with related accrued interest payable of $31,536, was converted into a combination of 40,000 shares and 215,327 shares of Series C Convertible, Redeemable Preferred Stock and Series D Convertible, Redeemable Preferred Stock, respectively, and 125,810 Class I warrants in 1995.

                See accompanying notes to financial statements.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Innotech, Inc. (the Company) develops, manufactures and sells in-office fabrication systems for plastic eyeglass lenses. The Company's fabrication system (the System) is comprised of equipment, which includes a curing chamber, glass molds and accessories, and proprietary plastic single vision optics (Power Plates) and polymerizable resins (Power Plates and resins are collectively referred to as Consumables).

  The Company was in the development stage from its formation on October 15, 1990 through June 30, 1993.

 (b) Cash Equivalents

  For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original or remaining maturities of three months or less at the time of purchase to be cash equivalents. At December 31, 1995, the Company had cash equivalents totaling $5,176,206, comprised of money market funds and overnight investments with two financial institutions.

 (c) Inventories

  Inventories are valued at the lower of cost (determined on the first-in, first-out basis) or market.

 (d) Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is calculated using both straight-line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives are five to fifteen years for equipment and seven years for furniture and fixtures. Leasehold improvements are amortized straight line over the shorter of the lease term or estimated life of the asset. Maintenance, repairs and minor replacements are charged to expense as incurred; major renewals and betterments are capitalized. The cost and related accumulated depreciation or amortization on property and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income or loss.

  Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the leases. These assets are amortized over the estimated useful lives of the assets.

 (e) Deferred Public Offering Charges

  Deferred public offering charges represent deferred costs related to the public offering of the Company's common stock (see note 14). These deferred costs will be charged against the gross proceeds of the public offering.

 (f) Other Assets

  Organization costs and patents and technology rights are being amortized over periods of five and seventeen years, respectively, using the straight-line method. Amortization began June 30, 1993 when the Company commenced operations. Debt issuance costs are being amortized on a straight-line basis over the related debt repayment periods, ranging from eight months to five years. Deferred loss on sale/leaseback is being amortized on a straight-line basis over the forty-two month term of the related lease.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-- (CONTINUED)

 (g) Customer Deposits

  Customer deposits reflect deposits made when purchase orders are placed (see note 10).

 (h) Income Taxes

  Income taxes are accounted for using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in net income or loss in the period that includes the enactment date.

 (i) Revenue Recognition

  Revenue is recognized at the time of product shipment or delivery to the customer, based on shipping terms. The purchase price of the System includes a one-year limited warranty; however, since warranty costs have been nominal, the Company does not accrue a specific warranty reserve.

 (j) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (k) Reclassifications

  Certain reclassifications have been made to prior years' financial statements to place them on a basis comparable with the current year's financial statements.

 (l) Pro Forma Balance Sheet (Unaudited)

  The pro forma balance sheet as of December 31, 1995 gives effect, on a pro forma basis, to the conversion of all outstanding shares of preferred stock (including all accrued dividends thereon) into 4,022,876 shares (including 150,000 shares issuable in connection with the option payment (see note 12)) of common stock as if such conversion had occurred on December 31, 1995.

 (m) Pro Forma Net Loss per Common Share (Unaudited)

  Pro forma net loss per common share is computed based on the weighted average number of shares of common stock outstanding during the period. Pursuant to the requirements of the Securities and Exchange Commission, common stock and convertible, redeemable preferred stock issued by the Company during the 12 months immediately preceding the public offering (see note 14), plus common stock options and common stock warrants issued during the same period, have been included in the calculation of pro forma weighted average number of common shares outstanding for all periods presented (using the treasury stock method and the initial public offering price of $10.00 per share). In addition, the calculation of the pro forma weighted average number of common shares outstanding also includes shares of common stock as if all shares of convertible, redeemable preferred stock which were not issued during the 12 months immediately preceding the public offering, were converted into common stock on the respective original dates of issuance.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(2) ALLOWANCE FOR DOUBTFUL ACCOUNTS

  A summary of the changes in the allowance for doubtful accounts follows:

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                      1993     1994      1995
                                                     ------- ---------  -------
   Balances, beginning of year...................... $   --  $  16,000  $16,000
   Provision for doubtful accounts..................  16,000   100,398   75,000
   Recoveries of accounts written off...............     --        --     1,367
   Accounts written off.............................     --   (100,398)     --
                                                     ------- ---------  -------
   Balances, end of year............................ $16,000 $  16,000  $92,367
                                                     ======= =========  =======

(3) NOTE RECEIVABLE FROM OFFICER

  The Company had an agreement with an officer to extend loans through December 1, 1993 in the aggregate of up to $60,000. Under the officer's employment agreement, the outstanding balance of the loans would be forgiven by the Company in the form of a bonus, based upon the satisfaction of certain performance criteria. The Company recognized $46,186 and $11,964 of bonus expense related to these loans for the years ended December 31, 1993 and 1994, respectively.

(4) PROPERTY AND EQUIPMENT, NET

  A summary of property and equipment, net follows:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1994        1995
                                                         ----------  ----------
   Equipment (note 6)................................... $1,523,029  $1,464,770
   Furniture and fixtures...............................     92,991     109,452
   Leasehold improvements...............................    303,543     320,196
   Construction in progress.............................        --      347,335
                                                         ----------  ----------
                                                          1,919,563   2,241,753
   Less accumulated depreciation and amortization.......   (414,730)   (451,678)
                                                         ----------  ----------
     Property and equipment, net........................ $1,504,833  $1,790,075
                                                         ==========  ==========

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) LONG-TERM DEBT AND BORROWINGS UNDER LINE OF CREDIT

  Long-term debt consists of the following:

                                                           DECEMBER 31,
                                                       ----------------------
                                                          1994        1995
                                                       ----------  ----------
13% promissory notes, with interest payable monthly
 and principal due in a single installment on March
 22, 1999, collateralized by equipment, inventories,
 receivables and intangible assets.................... $3,000,000  $2,700,000
13% promissory notes, with interest payable monthly
 and principal due in a single installment on August
 29, 1999, collateralized by equipment, inventories,
 receivables and intangible assets....................  1,000,000         --
13% unsecured subordinated notes, with interest
 payable monthly and principal due in a single
 installment on September 22, 1999....................  1,055,732         --
Promissory note, with monthly principal payments of
 $7,500 through April 1996 and $4,167 from May 1996
 through April 1997, with interest payable monthly at
 7% commencing May 1996, collateralized by two
 patents. A required principal payment of $100,000 was
 made in August 1995..................................        --       80,000
                                                       ----------  ----------
  Total long-term debt................................  5,055,732   2,780,000
Less unamortized discount............................. (1,090,890)   (300,341)
                                                       ----------  ----------
  Total long-term debt, net of unamortized discount...  3,964,842   2,479,659
Less current installments.............................        --      (63,332)
                                                       ----------  ----------
  Long-term debt, excluding current installments...... $3,964,842  $2,416,327
                                                       ==========  ==========

  At December 31, 1995, long-term debt matures as follows:

      Years ending December 31,
        1996......................................................... $   63,332
        1997.........................................................     16,668
        1998.........................................................        --
        1999.........................................................  2,700,000
                                                                      ----------
          Total...................................................... $2,780,000
                                                                      ==========

  During 1994, detachable warrants to purchase 224,398 shares of the Company's common stock were issued in connection with its long-term debt (see note 8). A total of $1,196,713 of the proceeds from long-term debt was allocated to the detachable warrants, based on the estimated fair values of the warrants at the dates issued, and has been reflected as common stock warrants in the accompanying financial statements. The related reduction in the recorded principal amounts of long-term debt is being amortized as interest expense over the life of the debt.

  During 1995, the unsecured subordinated notes and certain promissory notes were either converted to preferred stock or repaid. In connection with the debt extinguishment, the Company recognized an extraordinary loss of $612,538, consisting of the write-off of both the unamortized discount on the debt and the unamortized portion of debt issuance costs.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(5) LONG-TERM DEBT AND BORROWINGS UNDER LINE OF CREDIT--(CONTINUED)

  The Company had a $1,000,000 open-end revolving line of credit with a commercial bank to provide interim working capital. The line of credit was collateralized by letters of credit and similar instruments personally provided by Company stockholders. The amount available under the line of credit at any date was calculated as 96.5 percent of the collateral value, with interest on the outstanding balance equal to the 30-day LIBOR plus one percent (7.0625 percent at December 31, 1994). Borrowings outstanding under this line of credit were $434,219, net of unamortized discount of $140,781, at December 31, 1994. The line of credit was paid in full and expired during 1995.

  Detachable warrants to purchase 18,506 shares of the Company's common stock were issued in connection with the revolving line of credit (see note 8). A total of $175,977 of the proceeds from borrowings under the line of credit was allocated to the detachable warrants, based on the estimated fair value of the warrants at the date issued, and has been reflected as common stock warrants in the accompanying financial statements. The related reduction in the recorded borrowings outstanding under the line of credit was amortized as interest expense over the term of the line of credit.

  The above debt obligations contain restrictive provisions prohibiting the payment of dividends and certain covenants relative to other nonfinancial matters.

(6) LEASES

  The Company is obligated under various leases for certain facilities and equipment. The following schedule analyzes equipment under leases that have been accounted for as capital leases and are reported in the accompanying balance sheets:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1994      1995
                                                            --------  ---------
   Equipment under capital leases.......................... $105,003  $ 713,579
   Less accumulated amortization...........................  (12,938)  (121,742)
                                                            --------  ---------
     Equipment under capital leases, net................... $ 92,065  $ 591,837
                                                            ========  =========

  At December 31, 1995, minimum rental payments due under capital and operating leases with original terms in excess of one year are as follows:

                                                            CAPITAL   OPERATING
                                                            LEASES     LEASES
                                                           ---------  ---------
   Years ending December 31,
     1996................................................  $ 228,011  $131,806
     1997................................................    216,235    22,072
     1998................................................    163,928       --
     1999................................................     13,323       --
                                                           ---------  --------
   Total minimum lease payments..........................    621,497  $153,878
                                                                      ========
   Less imputed interest (rates ranging from 8% through
    24%).................................................    (73,790)
                                                           ---------
   Present value of net minimum lease payments...........    547,707
   Less current installments of obligations under capital
    leases...............................................   (182,804)
                                                           ---------
   Obligations under capital leases, excluding current
    installments.........................................  $ 364,903
                                                           =========

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(6) LEASES--(CONTINUED)

  On January 3, 1995, the Company entered into a sale/leaseback agreement which provided for the sale and leaseback of certain equipment. This equipment, with a net book value of $536,340, was sold for $500,000 and was leased back by the Company over a 42-month period at $14,544 per month. The $36,340 loss on the sale of the equipment is being amortized over the life of the lease. The agreement requires the Company to repurchase all of the equipment at the end of the lease term for an amount equal to its fair market value, but not less than $50,000 or more than $150,000, or to extend the lease an additional 12 months at $10,500 per month and purchase all of the equipment at the end of the extended lease term for $12,500.

  Total rent expense under operating leases was $115,491, $112,498 and $171,050 for the years ended December 31, 1993, 1994 and 1995, respectively. Included in total rent expense is $14,960 of lease payments made to a related party for the year ended December 31, 1993. This lease terminated during 1993. Taxes, insurance and maintenance expenses relating to all leases are obligations of the Company.

(7) STOCKHOLDERS' EQUITY (DEFICIT)

 Common Stock:

  Effective November 10, 1992, the predecessor to the Company (Parent) entered into an agreement of merger with the Company, then a wholly-owned subsidiary of the Parent. On December 30, 1992, the Parent merged into the Company which became the surviving entity. Each share of common stock of the Parent was converted into 500 shares of the Company's common stock. In September 1993, the Board of Directors approved a 5-for-1 common stock split for stockholders of record on December 15, 1993. In addition, the Company effected a 1-for-
7.89789 reverse stock split of common stock on December 21, 1995. All share and per share data, as well as all preferred stock conversion ratios, stock options and warrants, have been adjusted retroactively to reflect the aforementioned stock splits.

  At December 31, 1995, there were 70,000,000 authorized shares of common stock, $.001 par value. Of the shares authorized but unissued at December 31, 1995, approximately 6,725,000 shares were reserved for the conversion of preferred stock and for stock options and warrants (see note 8). Upon the consummation of the Company's initial public offering of common stock (see note 14), all outstanding shares of preferred stock will be converted into common stock.

 Preferred Stock:

  The Company has authorized a total of 5,000,000 shares of preferred stock, of which 850,000 shares are authorized for Series A Convertible, Redeemable Preferred Stock (Series A Stock), 152,500 shares are authorized for Series B Convertible, Redeemable Preferred Stock (Series B Stock) and 2,150,000 shares are authorized for Series D Convertible, Redeemable Preferred Stock (Series D Stock) (collectively Preferred Stock). The Preferred Stock contains certain anti-dilution provisions, as described in the Company's Amended and Restated Certificate of Incorporation.

  The Series A Stock is convertible at the holder's option, at any time, into
0.6088 shares of common stock. The Series B Stock is convertible at the holder's option, at any time, into 1.0430 shares of common stock. The Series D Stock is convertible at the holder's option, at any time, into 1.5255 shares of common stock plus an additional amount of shares of common stock for accrued and unpaid dividends on the Series D Stock at the rate of 9 percent per annum from the date of issuance until the date of conversion. The conversion rates of the Preferred Stock will be increased if equity securities of the Company are sold at prices less than the respective conversion rates then in effect, except in limited situations.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(7) STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)

  The outstanding Preferred Stock will be mandatorily converted into common stock upon an "Event of Conversion." An "Event of Conversion" is defined as the completion of a public offering by the Company (see note 14) of a prescribed size and at a prescribed price or the conversion, on a cumulative basis, of more than 66 2/3 percent (on a common stock equivalent basis) of shares of the Preferred Stock.

  The Company is obligated to offer to redeem on June 30, 2000 at the liquidation value of $10 per share, plus any accrued and unpaid dividends, any outstanding shares of the Preferred Stock not previously converted into common stock.

  The holders of the Preferred Stock vote on all matters as to which holders of common stock are entitled to vote, with each share of the Preferred Stock, for voting purposes, deemed to be equivalent to that number of shares of common stock into which each such share of Preferred Stock would then be convertible.

  The Preferred Stock was recorded at fair value on the date of issuance less issuance costs. The excess of the liquidation value over the carrying value is being accreted by periodic charges to accumulated deficit over the life of the issue.

  The holders of the Preferred Stock are entitled to receive cumulative dividends at the rate of 9 percent per annum accruing from the date of issuance. Accumulated undeclared dividends on Series A Stock, Series B Stock and Series D Stock were $1,522,500, $114,375 and $585,575, respectively, at December 31, 1995. In the event of a liquidation and with respect to the payment of dividends, the Series D Stock is senior in rank to the common stock, the Series A Stock and the Series B Stock. All accrued dividends will be paid only upon a merger, sale of control, consolidation (and certain similar events) or liquidation of the Company. In the event of a liquidation of the Company, the holders of the Series D Stock are entitled to receive, prior and in preference to any distributions to all other Company equity holders, a per share liquidation preference equal to $10.00 plus accrued and unpaid dividends through the date of the liquidation for each share of Series D Stock (the Liquidation Preference). Thereafter, any remaining payments will be paid to holders of shares of the Series A Stock and the Series B Stock up to their respective Liquidation Preferences, and the holders of common stock and the holders of the Series D Stock (on a common stock equivalent basis) will share in any remaining payments, pro rata based upon their respective stockholdings.

  In the event of a merger, consolidation, other corporate reorganization, sale of control, or any transaction in which all or substantially all of the assets of the Company are sold (a Sale), the holders of the Series D Stock are entitled to receive in cash or securities in preference over the common stock, the Series A Stock and the Series B Stock an amount equal to 2.5 times the Liquidation Preference for share purchases of Series D Stock purchased in August 1995 and an amount equal to 2.25 times the Liquidation Preference for share purchases thereafter. Any remaining payments will be paid to holders of shares of the Series A Stock and the Series B Stock up to their respective Liquidation Preferences, and the holders of common stock will share in any remaining payments, pro rata based upon their respective stockholdings.

 Stockholders' Agreement:

  The Company, certain principal stockholders and certain members of management have entered into a stockholders' agreement, which will terminate upon the closing of a public offering of the Company's common stock (see note
14). This agreement, among other things, includes restrictions on the sale of the Company's common stock and Preferred Stock and provides for the election of the Company's directors.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(8) STOCK OPTIONS AND WARRANTS

 Stock Options:

  Pursuant to various stock option agreements, the Company has granted options to acquire the Company's common stock to certain officers, directors, employees and consultants of the Company.

  The aggregate number of shares under option pursuant to these agreements was as follows:

                                                      NUMBER      OPTION PRICE
                                                     OF SHARES     PER SHARE
                                                     ---------  ----------------
Options outstanding at December 31, 1992............    77,229  $  .0158-13.4090
Granted.............................................    28,975  $ 3.0140-16.4260
                                                     ---------
Options outstanding at December 31, 1993............   106,204  $  .0158-16.4260
Granted.............................................    46,798  $10.6464-15.9695
Exercised...........................................        (4) $15.9695
Expired.............................................   (11,704) $12.9652-15.9695
                                                     ---------
Options outstanding at December 31, 1994............   141,294  $  .0158-16.4260
Granted............................................. 1,256,058  $  .0079-17.2964
Exercised...........................................      (253) $ 6.5552-15.9695
Expired.............................................   (33,830) $ 8.6877-15.9695
                                                     ---------
Options outstanding at December 31, 1995............ 1,363,269  $  .0079-16.4260
                                                     =========

  Of the options outstanding at December 31, 1995, 833,518 options have an exercise price of $8.69 per share until August 31, 1996. On the first day of each calendar quarter thereafter, the exercise price will increase at a rate of 7.5 percent per quarter. Upon the consummation of a public offering (see note 14), the exercise price will be increased to $15.50 per share and the 7.5 percent price increase will be eliminated.

  In connection with the issuance of Series D Stock during 1995, the Company reduced the option price per share on certain outstanding common stock options to the estimated fair value of the Company's common stock upon issuance of the Series D Stock. As a result, a total of 55,234 options with exercise prices ranging from $10.65 to $17.30 per share were reduced to $6.56 per share.

  Generally, options vest within one to five years of the grant date. Options exercisable at December 31, 1994 and 1995 approximated 87,541 and 418,772, respectively.

  The Company has recorded deferred compensation on certain options granted to officers at exercise prices which were less than the estimated fair value of the common stock at the date of the grant of the options. Deferred compensation is recorded as a reduction of stockholders' equity, with a corresponding increase in additional paid-in capital, and is being amortized as compensation expense over the vesting periods of the related options. The Company recognized compensation expense related to these options of $483,560, $48,536 and $683,909 for the years ended December 31, 1993, 1994 and 1995, respectively.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(8) STOCK OPTIONS AND WARRANTS--(CONTINUED)

  Deferred compensation at December 31, 1995 will be amortized as compensation expense, based on vesting provisions, as follows:

      Years ending December 31,
        1996......................................................... $  441,195
        1997.........................................................    427,043
        1998.........................................................    398,738
        1999.........................................................    398,738
        2000.........................................................    271,739
                                                                      ----------
          Total...................................................... $1,937,453
                                                                      ==========

  The stock option agreements contain certain accelerated vesting provisions which provide for 100 percent vesting upon termination or a change in control, as defined.

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), which is effective for transactions entered into in fiscal years beginning after December 15, 1995. The Company is currently evaluating the requirements of SFAS 123.

 Warrants:

  During 1993, the Company issued detachable Class B warrants in conjunction with the sale of Series A Stock. The warrants entitle the holder to purchase Series A Stock, which is in turn convertible into 23,415 shares of common stock. Based on the estimated fair value of these warrants at the date issued, none of the proceeds from the Series A Stock issuance was allocated to these warrants.

  During 1994, the Company issued detachable warrants, in conjunction with each of its debt transactions, which entitle the holders to purchase its common stock. Warrants granted in conjunction with the Company's issuance of long-term debt include Class C warrants, Class D warrants, Class E warrants and Class G warrants. Warrants granted in conjunction with the Company's revolving line of credit were Class H warrants. A portion of the proceeds from the debt transactions was allocated to these warrants, based on the estimated fair value of the warrants at the date issued, and has been reflected as common stock warrants in the accompanying financial statements (see note 5).

  During 1995, the Company issued detachable Class I and Class J warrants, in conjunction with the issuance of Series C Stock and Series D Stock, which entitle the holders to purchase its common stock. A portion of the proceeds from the Series C Stock and Series D Stock issuances was allocated to the Class I warrants, based on the estimated fair value of the warrants at the date issued, and has been reflected as common stock warrants in the accompanying financial statements. Based on the estimated fair value of the Class J warrants at the date issued, none of the proceeds from the Series D Stock issuance was allocated to these warrants.

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(8) STOCK OPTIONS AND WARRANTS--(CONTINUED)

  A summary of detachable warrants outstanding at December 31, 1995 is presented below:

       WARRANT                     EQUIVALENT EXERCISE PRICE     EXPIRATION
        CLASS            TYPE        SHARES     PER SHARE           DATE
       -------      -------------- ---------- -------------- ------------------
    B.............. Series A Stock   38,462      $ 13.00       January 30, 1999
    C.............. Common Stock     48,592      $ 0.079         March 31, 1999
    D.............. Common Stock     63,308      $  6.56         March 31, 2004
    E.............. Common Stock     17,403      $ 0.079     September 30, 1999
    G.............. Common Stock     59,411      $0.0079     September 23, 2004
    H.............. Common Stock     14,140      $ 0.079       December 1, 1996
    I.............. Common Stock    999,978      $0.0079         March 29, 2005
    J.............. Common Stock      4,220      $  9.64     September 30, 2004

  In connection with the issuance of Series D Stock during 1995, the Company reduced the exercise price of the Class D warrants from $16.43 per share to $6.56 per share.

(9) INCOME TAXES

  The Company had no income tax benefit for the years ended December 31, 1993, 1994 and 1995, which differed from amounts computed by applying the U.S. federal income tax rate of 34 percent to the Company's net loss, as a result of the following:

                                             YEARS ENDED DECEMBER 31,
                                        -------------------------------------
                                           1993         1994         1995
                                        -----------  -----------  -----------
   Computed "expected" income tax
    benefit............................ $(1,543,027) $(2,777,029) $(3,601,542)
   Reduction of (increase in) income
    tax benefit resulting from:
     Increase in beginning-of-the-year
      balance of the valuation
      allowance for deferred tax
      assets...........................   1,717,802    3,075,923    3,990,558
     State tax benefit, net of federal
      tax impact.......................    (179,202)    (320,881)    (416,296)
     Other, net........................       4,427       21,987       27,280
                                        -----------  -----------  -----------
       Total........................... $       --   $       --   $       --
                                        ===========  ===========  ===========

  The significant components of deferred income tax benefit for the years ended December 31, 1993, 1994 and 1995 are as follows:

                                             YEARS ENDED DECEMBER 31,
                                        -------------------------------------
                                           1993         1994         1995
                                        -----------  -----------  -----------
   Deferred tax benefit, exclusive of
    the increase in beginning-of-the-
    year balance of the valuation
    allowance for deferred tax
    assets............................  $(1,717,802) $(3,075,923) $(3,990,558)
   Increase in beginning-of-the-year
    balance of the valuation allowance
    for deferred tax assets...........    1,717,802    3,075,923    3,990,558
                                        -----------  -----------  -----------
       Total..........................  $       --   $       --   $       --
                                        ===========  ===========  ===========

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(9) INCOME TAXES--(CONTINUED)

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1994 and 1995 are presented below:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1994         1995
                                                       -----------  -----------
   Deferred tax assets:
     Net operating loss carryforwards................  $ 4,392,336  $ 8,075,017
     Organization costs, principally due to
      capitalization for tax purposes................      244,757      174,827
     Deferred compensation, principally due to
      amortization for financial reporting purposes..      236,307      495,919
     Accrued expenses, principally due to accrual of
      bonuses and vacation for financial reporting
      purposes.......................................       68,277      146,603
     Other...........................................        6,074       45,943
                                                       -----------  -----------
       Total gross deferred tax assets...............    4,947,751    8,938,309
     Less valuation allowance........................   (4,947,751)  (8,938,309)
                                                       -----------  -----------
       Net deferred tax asset........................  $       --   $       --
                                                       ===========  ===========

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

  At December 31, 1995, the Company had net operating loss carryforwards
(NOLs) for income tax purposes available to offset future taxable income as follows:

              NET OPERATING LOSS                      EXPIRATION
                CARRYFORWARDS                           DATES
              ------------------                  ------------------
                 $     2,099                      September 30, 2006
                     495,945                      September 30, 2007
                   1,849,550                      September 30, 2008
                   6,609,798                      September 30, 2009
                   2,613,567                      December 31, 2009
                   9,701,478                      December 31, 2010
                 -----------
                 $21,272,437
                 ===========

  Previous securities transactions have resulted in an "ownership change" within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended. The Company's ability to use its NOLs existing at the time of such an ownership change to offset its taxable income, if any, generated in future taxable periods is subject to an annual limitation. The public offering (see note 14) will likely result in an additional Section 382 ownership change. This could further limit the ability of the Company to use its NOLs to offset any future taxable income. The change in ownership provisions of Section 382 do not have any impact on the expiration dates of the NOLs.

(10) DEVELOPMENT AGREEMENTS

  The Company entered into two development and supply agreements relating to its research and development. In December 1992, these two agreements were replaced with formal purchase orders. Under the prior development and supply agreements, the purchasers each provided facilities for the testing of three Systems which were supplied at no cost. They agreed to furnish technical and market information to assist

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(10) DEVELOPMENT AGREEMENTS--(CONTINUED)

with the System development and received options to purchase, at a discount, an aggregate of 625 commercially saleable Systems. In addition, the purchasers were each granted options to acquire 2.5 percent of the Company's capital stock at the time the options were issued, which have been exercised. In connection with the options to purchase commercially saleable Systems, the purchasers received exclusivity privileges and were required to make advance deposits. Customer deposits at December 31, 1993 and 1994 included $817,939 and $317,300, respectively, of deposits related to these agreements. Customer deposits of $380,639 were recorded as other income during 1994 upon failure by the purchasers to perform in accordance with the terms of the purchase arrangements. The remaining $437,300 was repaid, $120,000 during 1994 and $317,300 during 1995.

  The Company entered into an agreement to market and sell photochromic eyeglass lenses manufactured by the Company. Subject to the approval of a final product and the payment of an annual license fee of $500,000, the Company plans to sell photochromic eyeglass lenses on a limited exclusive basis to the other party to this agreement. The exclusive license will have a term of one year and is renewable at the other party's option for up to three additional years, subject to certain conditions, upon payment to the Company of additional license fees. Under the agreement, the Company retains the right to directly sell photochromic eyeglass lenses to System users and purchasers. For the year ended December 31, 1995, the Company has received no license fee under this agreement.

  The Company entered into an agreement to jointly develop a technology for manufacturing lenses made of standard and advanced lens materials. The other party to the agreement has agreed to pay the Company approximately $500,000 in development fees in connection with the agreement if certain development thresholds are met. The agreement provides that if the parties determine that the development project is successful, the parties will attempt to negotiate terms concerning the technologies developed. For the year ended December 31, 1995, the Company has offset research and development costs by $160,000 received under this agreement.

(11) BUSINESS AND CREDIT CONCENTRATIONS

  The Company's customers are located primarily throughout the United States. International sales accounted for less than 10 percent of net sales for the years ended December 31, 1993 and 1994. For the year ended December 31, 1995, international sales accounted for 13 percent of net sales.

  For the year ended December 31, 1993, the Company had net sales to two customers (Texas State Optical, Inc. (TSO) and LensCrafters, Inc.), each of which accounted for more than 5 percent of the Company's net sales, aggregating approximately $2,437,000, or 61 percent of net sales (TSO 40 percent and LensCrafters, Inc. 21 percent). For the year ended December 31, 1994, the Company had net sales to two customers (National Vision Associates Ltd. (NVA) and TSO), each of which accounted for more than 5 percent of the Company's net sales, aggregating approximately $1,169,000, or 28 percent of net sales (NVA 6 percent and TSO 22 percent). For the year ended December 31, 1995, the Company had net sales to two customers (NVA and Vision Express U.K.), each of which accounted for more than 5 percent of the Company's net sales, aggregating approximately $1,189,000, or 19 percent of net sales (NVA 10 percent and Vision Express U.K. 9 percent).

  At December 31, 1994, the Company had no customers with accounts receivable balances exceeding 5 percent of total stockholders' deficit. At December 31, 1995, the Company had one customer with an accounts receivable balance exceeding 5 percent of total stockholders' equity. The aggregate receivable balance of this

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
(11) BUSINESS AND CREDIT CONCENTRATIONS--(CONTINUED)

customer was approximately $519,000, or 24 percent of total accounts receivable and 9 percent of total stockholders' equity.

  The Company is substantially dependent upon suppliers from which it purchases most of the components used in the System, such as Power Plates, molds, resins, semi-finished lens blanks and parts for assembling the curing chambers. In general, the Company uses one separate supplier for each component. Management believes there are a number of sources for components; however, the Company could incur significant delays in deliveries and increased costs if it were required to change suppliers or if the Company experienced delays in obtaining adequate supplies of products from the Company's suppliers.

(12) COMMITMENTS AND CONTINGENCIES

  During 1994, the Company entered into an agreement with Secured Funding Source (Secured) to expand the sales of Systems by providing nonrecourse leasing arrangements to potential customers. Under the terms of the agreement, the Company sells Systems to Secured, who in turn leases the Systems to its customers. The terms of the agreement require Secured to provide advance funding to the Company to be used as working capital. In addition to the leasing arrangement with Secured, during the fourth quarter of 1994, the Company implemented a power lease program. Under this program, the Company sells Systems to the financing company, on a nonrecourse basis, and is obligated to pay for an agreed-upon number of initial lease payments (i.e. three months, six months) on behalf of approved lease customers. The value of these lease payments (power lease payments) is recorded as a reduction of the net sales price (sales discount) and as a liability to financing companies at the time of sale. Under both the agreement with Secured and the power lease program, the leasing companies have the right to take possession of the equipment as remedy, with no legal recourse against the Company in the event of a customer default. No remarketing agreements exist between the Company and any of the leasing companies. The Company's total liability in connection with its agreement with Secured, including advance funding and the power lease payments, was $272,130 and $40,015 at December 31, 1994 and 1995,
respectively. In addition, the Company was obligated at December 31, 1994 and 1995 for power lease payments of $68,650 and $21,061, respectively, to other financing companies.

  During 1993, a lawsuit was filed against the Company alleging infringement by the Company of two patents relating to the molding of optical lenses. On February 27, 1995, a settlement agreement and release was signed by both parties, providing for the payment by the Company of consideration totaling $650,000. The total consideration of $650,000, including a cash payment of $10,000, issuance of Company common stock with an aggregate value equal to $400,000 and a full recourse secured promissory note in the aggregate principal amount of $240,000, was accrued by the Company and included in the accompanying statement of loss for the year ended December 31, 1994. During 1995, in connection with this settlement, the Company issued 17,069 shares of common stock with an aggregate value of $111,892 to certain preferred stockholders consistent with an anti-dilution provision.

  The Company and certain of its stockholders, optionholders and warrantholders have entered into an option agreement with another party (Optionholder), under which the Optionholder acquired an option to purchase ultimately all of the outstanding shares of capital stock of the Company at a net aggregate exercise price of approximately $85,000,000. In consideration of the grant of the option, the Company received $1,500,000, which is reflected as an option payment liability in the accompanying December 31, 1995 balance sheet. Pursuant to the terms of the option agreement, the option has terminated and the Optionholder will receive 150,000 shares of Series D Stock in satisfaction of the option payment liability on the effective date of the registration statement for a public offering of the Company's common stock (see note 14).

                                INNOTECH, INC.
              (A DEVELOPMENT STAGE COMPANY THROUGH JUNE 30, 1993)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(12) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

  The Company is subject to environmental laws and regulations at both the federal and state levels. At December 31, 1995, the Company is not aware of any material violations or areas of noncompliance with respect to federal and state laws and regulations covering environmental matters. In the opinion of management, any costs incurred resulting from environmental matters will not have a material adverse effect on the Company's financial position or results of operations.

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of (SFAS 121). SFAS 121 requires companies to review long-lived assets and certain identifiable intangibles to be held, used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company is required to adopt SFAS 121 in 1996. The Company believes the adoption of SFAS 121 will not have a significant effect on its financial statements.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments (SFAS 107), requires the Company to disclose the estimated fair values of its financial instruments. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments: The carrying amounts reported in the balance sheet for cash and cash equivalents and long-term debt approximate fair value. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities.

(14) PUBLIC OFFERING

  In December 1995, the Company's Board of Directors authorized the filing of a registration statement for a public offering of the Company's common stock. On March 20, 1996, the Company consummated a public offering of 3,000,000 shares of the Company's common stock and received net proceeds of approximately $26 million.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to the signed on its behalf by the undersigned thereunto duly authorized.

                                          INNOTECH, INC.
                                          (Registrant)

Date: November 26, 1996                   /s/ STEVEN A. BENNINGTON
                                          -------------------------------------
                                          Steven A. Bennington
                                          President and
                                          Chief Operationg Officer